UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2023

Arbutus Biopharma Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William H. Collier Separation and Consulting Agreements

As previously disclosed, William H. Collier retired as Chief Executive Officer of Arbutus Biopharma Corporation (the “Company”), effective December 31, 2023. In connection with Mr. Collier’s retirement, Mr. Collier and the Company entered into a Separation and Release Agreement, dated December 31, 2023 (the “Separation Agreement”), which sets forth the terms of Mr. Collier’s separation from the Company, consistent with his existing employment agreement unless otherwise described in the Separation Agreement. Pursuant to the Separation Agreement, and subject to his agreeing to a release of claims and compliance with certain other continuing obligations, Mr. Collier is entitled to 50% of his target bonus for the fiscal year ended December 31, 2023.

In addition, Mr. Collier and Arbutus Biopharma, Inc., a wholly-owned subsidiary of the Company (“Arbutus”), entered into a Consulting Agreement, effective December 31, 2023 (the “Consulting Agreement”), pursuant to which Mr. Collier will perform services as reasonably requested for a period of three (3) months, unless extended or earlier terminated by either party in accordance with the terms therein. In exchange for his services, Mr. Collier will receive a fee of $400 per hour. Additionally, during the term of the Consulting Agreement, Mr. Collier’s restricted stock units and stock options granted pursuant to the Company’s equity incentive plans will continue to vest. Further, Mr. Collier will have ninety (90) days from the termination of the Consulting Agreement to exercise any vested stock options.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Amendment to Michael J. McElhaugh Employment Agreement

On January 1, 2024 (the “Effective Date”), Michael J. McElhaugh, the Company’s Interim President and Chief Executive Officer, and Arbutus entered into that certain Fourth Amendment to Executive Employment Agreement, effective as of the Effective Date (the “Employment Agreement Amendment”), to reflect, among other things, an increase in Mr. McElhaugh’s annual base salary to $515,000 and an increase in Mr. McElhaugh’s target bonus to 45%. The Employment Agreement Amendment also provides that, during the time Mr. McElhaugh is serving as the Company’s Interim President and Chief Executive Officer, he is entitled to an additional yearly stipend of $127,500, which shall be pro-rated monthly, and he will be nominated for election to the Board of Directors of the Company.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement, dated December 31, 2023, by and between William Collier and Arbutus Biopharma Corporation
10.2	Consulting Agreement, effective December 31, 2023, by and between William Collier and Arbutus Biopharma Corporation
10.3	Fourth Amendment to Executive Employment Agreement, dated January 1, 2024, by and between Michael McElhaugh and Arbutus Biopharma, Inc.
104	Cover page interactive data file (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ David C. Hastings
Name:	David C. Hastings
Title:	Chief Financial Officer